Exhibit 10.1

AMENDMENT NO. 1 TO THE
EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO THE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into this 29th day of March, 2011, effective as of March 1, 2011, by and among Atlas Therapeutics Corporation, a Delaware corporation (the “Company”) and J.B. Bernstein (“Employee”).

WHEREAS, the Company and the Employee entered into that certain Employment Agreement dated February 25, 2011 (the “Agreement”); and

WHEREAS, each of the Company and the Employee desires to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements and covenants set forth herein, and for other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.
Amendment of the Agreement.  This Amendment hereby provides for the amendment and revision of the Agreement to incorporate the terms and conditions set forth herein. Except as otherwise explicitly provided in this Amendment, the Agreement shall remain unchanged and in full force and effect in all respects.

2.	Amendment to Section 2(a) of the Agreement. Section 2(a) of the Agreement is hereby omitted in its entirety and replaced with the following:

(a) Salary.   The Company shall pay Executive a base salary (the “Base Salary”), of $213,600 per year, which shall be paid consistent with the Company’s payroll policies and procedures for all employees.  The Base Salary shall be increased, at least annually, by the increase in the Consumer Price Index, Revised Urban Wage Earners and Clerical Workers, U.S. City Average, Unadjusted, issued by the Bureau of Labor Statistics of the United States Department of Labor, from the prior year, subject in each case to a maximum cap of no greater than a 5% increase (the “Base Salary Increase”).  However, the Executive shall have the opportunity following a six (6) month period after the date of such Base Salary Increase to request consideration for an increase in the Base Salary in excess of the five percent (5%) cap.  Executive shall submit such request to the Compensation Committee of the Board of Directors, which request may be granted or denied in the sole discretion of the Compensation Committee.

3.
Counterparts. This Amendment may be executed and delivered (including by facsimile) in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

4.	Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

5.	Entire Understanding. This Amendment shall supersede and replace any prior agreement between the Company and the Sellers relating to the amendment of the Agreement.

6.	Governing Law. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

7.	Captions. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

8.
Invalid Provisions.  If any provision of this Amendment is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Amendment will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Amendment will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Amendment will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Amendment a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ATLAS THERAPEUTICS CORPORATION

By:	/s/ J.B. Bernstein
Name: J.B. Bernstein
Title: Director

EMPLOYEE
/s/ J.B. Bernstein
J.B. Bernstein